Exhibit 99.1

Green Thumb Industries Reports

Second Quarter 2021 Results

CHICAGO and VANCOUVER, British Columbia, August 11, 2021 — Green Thumb Industries Inc. (“Green Thumb,” or the “Company”) (CSE: GTII) (OTCQX: GTBIF), a leading national cannabis consumer packaged goods company and owner of Rise Dispensaries, today reported its financial results for the second quarter ended June 30, 2021. Financial results are reported in accordance with U.S. generally accepted accounting principles (“GAAP”) and all currency is in U.S. dollars.

Highlights for the quarter ended June 30, 2021:

•	Revenue increased 14.1% sequentially and 85.4% year-over-year to $221.9 million.

•	First half 2021 revenue increased 87.3% to $416.3 million.

•	Fourth consecutive quarter of positive GAAP net income, delivering $22.1 million or $0.10 per basic and diluted share.

•	Adjusted Operating EBITDA grew 11.1% sequentially and more than doubled year-over-year to $79.3 million or 35.7% of revenue.

•	Sixth consecutive quarter of positive cash flow from operations, delivering $48.3 million year-to-date.

•

On April 30, 2021, Green Thumb raised $216.7 million in senior secured debt at 7%. The proceeds were used to retire $105.5 million in senior secured debt (at 12%) and the remainder will be used for general working capital and growth-driving initiatives.

•

On June 1, 2021, the Company acquired Liberty Compassion, Inc., a Massachusetts-based medical cannabis cultivator and retailer. The acquisition adds cultivation and production capacity to the Company’s existing Massachusetts operations.

See definition and reconciliation of non-GAAP measures elsewhere in this release.

Key Developments Post-Quarter

•

On July 1, 2021, the Company expanded into the Virginia cannabis market upon closing the acquisition of Dharma Pharmaceuticals, LLC (“Dharma”), the holder of one of five vertical licenses in Virginia, which included a cultivation and operating production facility with one retail location and the opportunity to open up to five additional retail locations in the state. On August 2, the Company exercised its option under the license to open Rise Salem.

•	On August 1, 2021, the Company expanded into the Rhode Island cannabis market by acquiring Mobley Pain Management and Wellness (Delaware) LLC and Canwell

Green Thumb Industries Inc.

Processing (Rhode Island) LLC, which both held contractual interests in Summit Medical Compassion Center Inc., including a cultivation and production facility and open dispensary in Warwick, which is one of only three operating retail dispensaries in the state.

•

On August 10, 2021, the Company opened Rise Warminster, its 62nd store nationwide. Profits from the first day of sales will be donated to National Giving Alliance (NGA) which works to improve the quality of life for homeless, low-income and moderate-income children, women and men.

Management Commentary

“The second quarter continued to be about disciplined execution and the team should be proud of the results. On a year-over-year basis, we grew revenue by 85% to $222 million; more than doubled Adjusted EBITDA to $79 million and continued to deliver positive cash flow. Since the first quarter, we closed three acquisitions, expanding our manufacturing capabilities in Massachusetts and geographic footprint into two new states, Virginia and Rhode Island. These critical steps strengthened our position to distribute our brands to more patients and consumers in existing and new markets,” said Green Thumb Chairman, Founder and Chief Executive Officer Ben Kovler. “Finding new and meaningful ways to support the communities we serve is a mission we all share at Green Thumb. We are especially proud of our recently announced Good Green grant program for heroes helping to fight problems created by the failed War on Drugs. Ahead of launching the Good Green brand of products later this year, we are allocating at least $1,300,000 in social equity grants to qualified 501(c)(3) organizations over the next 18 months to jump start this important initiative,” said Kovler.

“The great American growth story in cannabis is happening--the momentum is undeniable. Consumers demand safe, reliable alternatives for well-being and we are excited to meet their needs with high-quality cannabis experiences. There is still incredible untapped potential in all of our operating regions, and we will continue our strategy to invest in high-return initiatives that prepare us for the growth ahead and future value creation for our stakeholders,” concluded Kovler.

Second Quarter Financial Overview

Total revenue for the second quarter 2021 was $221.9 million, up 14.1% sequentially and up 85.4% from $119.6 million in the prior year period. Revenue growth was primarily driven by increased scale in the Consumer Packaged Goods and Retail businesses, especially in Illinois and Pennsylvania. Overall performance was driven by expanded distribution of Green Thumb’s branded products, 10 additional stores and increased traffic in the Company’s 58 open and operating retail stores.

In the second quarter of 2021, Green Thumb generated revenue from all 12 of its markets: California, Colorado, Connecticut, Florida, Illinois, Maryland, Massachusetts, Nevada, New Jersey, New York, Ohio and Pennsylvania. The Company continued to invest in expanding its cultivation and manufacturing capabilities.

Green Thumb Industries Inc.

Gross profit for the second quarter 2021 was $122.9 million or 55.4% of revenue compared to $63.7 million or 53.2% of revenue year-over-year. Gross margin performance was driven by increased scale in the Consumer Packaged Goods and Retail businesses.

Total selling, general and administrative expenses for the second quarter were $72.1 million or 32.5% of revenue, compared to $49.6 million or 41.5% of revenue for the second quarter 2020. Improved operating costs as a percentage of revenue reflected increased operating leverage in the Company’s Consumer Packaged Goods and Retail businesses.

Net income attributable to the Company for the second quarter 2021 was $22.1 million or $0.10 per basic and diluted share, compared to a net loss of $12.9 million, or a loss of $0.06 per basic and diluted share in the prior year.

In the second quarter 2021, EBITDA was $65.9 million or 29.7% of revenue versus $28.3 million or 23.6% of revenue in the prior year period. Adjusted Operating EBITDA, which excluded non-cash stock-based compensation of $5.7 million and other non-operating expenses of $7.7 million, was $79.3 million or 35.7% of revenue as compared to $35.4 million or 29.6% of revenue for the second quarter 2020. The significant improvement in EBITDA and Adjusted Operating EBITDA over the prior year period largely reflected revenue growth and increased scale-driven operating leverage from both the Consumer Packaged Goods and Retail businesses. For additional information on these non-GAAP financial measures, see below under “Non-GAAP Financial Information.”

Balance Sheet and Liquidity

As of June 30, 2021, current assets were $481.6 million, including cash and cash equivalents of $359.2 million. Total debt outstanding was $197.6 million.

Total basic and diluted weighted average shares outstanding for the three months ended June 30, 2021, were 220,323,622 shares and 224,843,155 shares, respectively.

Capital Markets & Financing

On April 30, 2021, the Company issued $216.7 million of senior secured notes. The Company used the proceeds to retire its existing $105.5 million senior secured debt and for general working capital and various growth initiatives.

Expansion of Consumer Packaged Goods Business

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As of June 30, 2021, Green Thumb’s family of consumer brands were produced, distributed, and available in retail locations in twelve states: California, Colorado, Connecticut, Florida, Illinois, Maryland, Massachusetts, Nevada, New Jersey, New York, Ohio and Pennsylvania.

Green Thumb Industries Inc.

•	Consumer Packaged Goods gross revenue grew 13% sequentially, driven primarily by expanded scale in production and distribution of branded products.

•	During the second quarter and subsequent to quarter end, Green Thumb’s Consumer Packaged Goods activity included:

•

In April 2021, in partnership with The Cann + Botl Company, Green Thumb launched Cann’s leading cannabis-infused beverage portfolio in Illinois and plans to expand distribution to other markets later this year.

•	Through its acquisition of Liberty Compassion, Inc. on June 1, 2021, Green Thumb added and expanded cultivation and production capacity to the Company’s existing operations in Massachusetts.

•	On July 1, 2021, subsequent to quarter end, the Company expanded into Virginia and added a cultivation and production facility through its acquisition of Dharma Pharmaceuticals, LLC.

•	On August 1, 2021, subsequent to quarter end, Green Thumb expanded into Rhode Island through an acquisition and added a cultivation and production facility in Warwick, Rhode Island.

•

On July 21, 2021, subsequent to quarter end, Green Thumb announced plans to launch Good Green, a line of cannabis products whose mission is to promote change by making impactful investments in organizations working to correct the harms created by the War on Drugs.

Retail Business Development

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Green Thumb’s second quarter revenue included sales from 58 retail stores across eleven states: California, Connecticut, Florida, Illinois, Maryland, Massachusetts, Nevada, New Jersey, New York, Ohio and Pennsylvania.

•	Comparable sales growth (stores opened at least 12 months) was 34% on a base of 42 stores, driven primarily by increased transactions. Sequential comparable sales were up 7% on a base of 51 stores.

•	Retail revenue increased 15% sequentially, driven by increased foot traffic in established stores and new store openings.

•	During the second quarter and subsequent to quarter end, Green Thumb’s retail activity included:

•	Nevada: Green Thumb and Cookies rebranded the Essence on the Strip store to Cookies on the Strip on May 14, making it the first Cookies store in Nevada and the only cannabis store on the strip.

•	Massachusetts: Green Thumb added two medical cannabis retail stores in Boston and West Springfield through its acquisition of Liberty Compassion on June 1.

Green Thumb Industries Inc.

•

Virginia: Subsequent to quarter end, Green Thumb added a retail dispensary in Abingdon, Virginia through its acquisition of Dharma Pharmaceuticals, LLC on July 1. The Company opened Rise Salem, its second Virginia location on August 2, 2021. Green Thumb has the opportunity to open four more retail locations in the Commonwealth.

•	Rhode Island: Subsequent to quarter end, Green Thumb added a retail dispensary, its 61st retail location, in Warwick, Rhode Island through an acquisition on August 1, 2021.

•

On August 10, the Company opened Rise Warminster, its 62nd store nationwide. Profits from the first day of sales will be donated to National Giving Alliance (NGA) which works to improve the quality of life for homeless, low-income and moderate-income children, women and men.

Green Thumb in the Community

On July 15, subsequent to quarter end, the Company announced it joined NinetytoZero along with two-time NBA MVP Steph Curry and a group of leading CEOs and organizations to combat the 90% racial wealth gap between white and black Americans. Through NinetyToZero, leaders and organizations across all sectors of our nation’s economy are moving together on a set of expert-driven, needle-moving actions to advance racial equity by growing black talent and increasing capital to black businesses. NinetyToZero provides a roadmap for companies and organizations to drive immediate change while acting as an engine for continued learning and growth through its research partnership with The Wharton School of The University of Pennsylvania to develop and share best practices.

On July 21, subsequent to quarter end, the Company announced plans to launch Good Green, a line of cannabis products dedicated to making impactful investments in organizations working to correct the harms created by the War on Drugs, funded by sales of the plant that started it all. Green Thumb is allocating at least $1,300,000 in social equity grants via Good Green over the next 18 months. Grant applications are now open to nonprofits supporting the brand’s three pillars: education, employment and expungement. Applications and additional information are available at www.good.green.

On July 29, subsequent to quarter end, Green Thumb launched the application process for previously announced LEAP New Business Accelerator. The LEAP incubation program is intended to help Illinois social equity licensees not only operationalize their licenses but also ensure their success through mentorship and guidance from the Green Thumb team. Applications are open through August 31, 2021. Green Thumb will loan a total of at least $1 million to the winning applicants. Applications and additional information are available at http://www.gtigrows.com/LEAP.

Green Thumb is proud to be named Number Two of Crain’s Fast 50 list of rapidly growing companies in Chicago.

Green Thumb Industries Inc.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial measures as defined by the SEC. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

Definitions

EBITDA: Earnings before interest, taxes, other income or expense and depreciation and amortization.

Adjusted Operating EBITDA: Earnings before interest, taxes, depreciation, and amortization, adjusted for other income, non-cash stock-based compensation, one-time transaction related expenses, or other non-operating costs.

Conference Call and Webcast

Green Thumb will host a conference call on Wednesday, August 11, 2021, at 5:00 pm ET to discuss its second quarter 2021 financial results for the quarter ended June 30, 2021. The earnings call may be accessed by dialing 866-777-2509 (toll-free) or 412-317-5413 (International) with conference ID: 10157973. A live audio webcast of the call will also be available on the Investor Relations section of Green Thumb’s website at https://investors.gtigrows.com and will be archived for replay.

About Green Thumb Industries:

Green Thumb Industries Inc. (“Green Thumb”), a national cannabis consumer packaged goods company and retailer, promotes well-being through the power of cannabis while giving back to the communities in which it serves. Green Thumb manufactures and distributes a portfolio of branded cannabis products including Beboe, Dogwalkers, Dr. Solomon’s, incredibles, Rythm and The Feel Collection. The company also owns and operates rapidly growing national retail cannabis stores called Rise Dispensaries. Headquartered in Chicago, Illinois, Green Thumb has 16 manufacturing facilities, licenses for 111 retail locations and operations across 14 U.S. markets. Established in 2014, Green Thumb employs over 3,000 people and serves thousands of patients and customers each year. The company was named to Crain’s Fast 50 list in 2021 and a Best Workplace by MG Retailer magazine in 2018 and 2019. More information is available at www.GTIgrows.com.

Green Thumb Industries Inc.

Cautionary Note Regarding Forward-Looking Information

This press release contains statements that we believe are, or may be considered to be, “forward-looking statements.” All statements other than statements of historical fact included in this document regarding the prospects of our industry or our prospects, plans, financial position or business strategy may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking words such as “may,” “will,” “expect,” “intend,” “estimate,” “foresee,” “project,” “anticipate,” “believe,” “plan,” “forecast,” “continue,” “suggests” or “could” or the negative of these terms or variations of them or similar terms. Furthermore, forward-looking statements may be included in various filings that we make with the SEC), or oral statements made by or with the approval of one of our authorized executive officers. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. These known and unknown risks include, without limitation: cannabis remains illegal under federal law, and enforcement of cannabis laws could change; the Company may be subject to action by the U.S. federal government; state regulation of cannabis is uncertain; the Company may be subject to heightened scrutiny by Canadian regulatory authorities; the Company may face limitations on ownership of cannabis licenses; the Company may become subject to U.S. Food and Drug Administration or the U.S. Bureau of Alcohol, Tobacco Firearms and Explosives regulation; cannabis businesses are subject to applicable anti-money laundering laws and regulations and have restricted access to banking and other financial services; the Company may face difficulties acquiring additional financing; the Company lacks access to U.S. bankruptcy protections; the Company operates in a highly regulated sector and may not always succeed in complying fully with applicable regulatory requirements in all jurisdictions where we carry on business; the Company may face difficulties in enforcing its contracts; the Company has limited trademark protection; cannabis businesses are subject to unfavorable tax treatment; cannabis businesses may be subject to civil asset forfeiture; the Company is subject to proceeds of crime statutes; the Company faces exposure to fraudulent or illegal activity; the Company’s use of joint ventures may expose it to risks associated with jointly owned investments; the Company faces risks due to industry immaturity or limited comparable, competitive or established industry best practices; the Company faces risks related to its products; the Company is dependent on the popularity of consumer acceptance of the Company’s brand portfolio; the Company’s business is subject to the risks inherent in agricultural operations; the Company may be adversely impacted by rising or volatile energy costs; the Company faces an inherent risk of product liability or similar claims; the Company’s products may be subject to product recalls; the Company may face unfavorable publicity or consumer perception; the Company may face unfavorable publicity or consumer perception; the Company’s voting control is concentrated; the Company’s capital structure and voting control may cause unpredictability; issuances of substantial amounts of Super Voting Shares, Multiple Voting Shares or Subordinate Voting Shares may result in dilution; and the Company is governed by corporate laws in British Columbia, Canada which in some cases have a different effect on shareholders than the corporate laws in Delaware, United States. Further information on these and other potential factors that could affect the Company’s business and

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financial condition and the results of operations are included in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and elsewhere in the Company’s filings with the SEC, which are available on the SEC’s website or at https://investors.gtigrows.com. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this document, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements. You are advised, however, to consult any additional disclosures we make in our reports to the SEC. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Coronavirus Pandemic

In March 2020, the World Health Organization categorized coronavirus disease 2019 (together with its variants, “COVID-19”) as a pandemic. COVID-19 continues to spread throughout the U.S. and other countries across the world, and the duration and severity of its effects are currently unknown. The Company continues to implement and evaluate actions to strengthen its financial position and support the continuity of its business and operations in the face of this pandemic and other events. The Company’s condensed consolidated financial statements presented herein reflect estimates and assumptions made by management that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and reported amounts of revenue and expenses during the periods presented. Such estimates and assumptions affect, among other things, the Company’s goodwill; long-lived assets and intangible assets; operating lease right of use assets and operating lease liabilities; assessment of the annual effective tax rate; valuation of deferred income taxes; the allowance for doubtful accounts; assessment of the Company’s lease and non-lease contract expenses; and measurement of compensation cost for bonus and other compensation plans. While the Company’s revenue, gross profit and operating income were not impacted during first three months of 2021, the uncertain nature of the spread of COVID-19 and the uncertainty of the impact of nationwide vaccine programs, may impact the Company’s business operations for reasons including the potential quarantine of the Company’s employees or those of the Company’s supply chain partners, and the Company’s continued designation as an “essential” business in states where the Company does business that currently or in the future impose restrictions on business operations. The carrying value of the Company’s goodwill and other long-lived assets may change in future periods as the expected impacts from COVID-19 are revised, resulting in further potential impacts to the Company’s financial statements.

The Canadian Securities Exchange does not accept responsibility for the adequacy or accuracy of this release.

Green Thumb Industries Inc.

Investor Contact:	Media Contact:

Andy Grossman	Grace Bondy
EVP, Capital Markets & Investor Relations	Corporate Communications
InvestorRelations@gtigrows.com	gbondy@gtigrows.com
443-602-5477	517-672-8001

Source: Green Thumb Industries

Green Thumb Industries Inc.

Green Thumb Industries Inc.

Highlights from Unaudited Interim Condensed Consolidated Statements of Operations

For the Three Months Ended June 30, 2021, March 31, 2021 and June 30, 2020

(Amounts Expressed in United States Dollars, Except for Share Amounts)

	Three Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020
	(Unaudited)	(Unaudited)	(Unaudited)

Revenues, net of discounts	$221,871,812	$194,430,584	$119,639,924
Cost of Goods Sold, net	(98,960,988)	(83,565,084)	(55,946,010)

Gross Profit	122,910,824	110,865,500	63,693,914

Expenses:
Selling, General, and Administrative	72,055,473	59,331,251	49,643,211

Total Expenses	72,055,473	59,331,251	49,643,211

Income (Loss) From Operations	50,855,351	51,534,249	14,050,703

Other Income (Expense):
Other Income (Expense), net	6,830,277	(5,149,817)	(5,717,427)
Interest Income, net	295,690	49,890	16,410
Interest Expense, net	(4,679,795)	(4,123,176)	(4,734,908)

Total Other Income (Expense)	2,446,172	(9,223,103)	(10,435,925)

Income Before Provision for Income Taxes And Non-Controlling Interest	53,301,523	42,311,146	3,614,778

Provision For Income Taxes	30,026,732	30,856,178	15,378,715

Net Income (Loss) Before Non-Controlling Interest	23,274,791	11,454,968	(11,763,937)
Net Income Attributable To Non-Controlling Interest	1,222,800	1,086,302	1,145,568

Net Income (Loss) Attributable To Green Thumb Industries Inc.	$22,051,991	$10,368,666	$(12,909,505)

Net Income (Loss) per share - basic	$0.10	$0.05	$(0.06)

Net Income (Loss) per share - diluted	$0.10	$0.05	$(0.06)

Weighted average number of shares outstanding - basic	220,323,622	216,210,429	209,902,732

Weighted average number of shares outstanding - diluted	224,843,155	221,616,157	209,902,732

Green Thumb Industries Inc.

Green Thumb Industries Inc.

Highlights from the Unaudited Interim Condensed Consolidated Balance Sheet

(Amounts Expressed in United States Dollars)

June 30, 2021
(Unaudited)

Cash and Cash Equivalents	$359,188,735
Other Current Assets	122,430,813
Property and Equipment, Net	241,460,209
Right of Use Assets, Net	158,652,337
Intangible Assets, Net	411,538,100
Goodwill	422,840,467
Other Long-term Assets	76,523,754

Total Assets	$1,792,634,415

Total Current Liabilities	$105,361,464
Notes Payable, Net of Current Portion and Debt Discount	197,036,410
Lease Liability, Net of Current Portion	165,514,117
Other long-Term Liabilities	95,564,477
Total Equity	1,229,157,947

Total Liabilities and Equity	$1,792,634,415

Green Thumb Industries Inc.

Green Thumb Industries Inc.

Supplemental Information (Unaudited) Regarding Non-GAAP Financial Measures

For the Three Months Ended June 30, 2021, March 31, 2021 and June 30, 2020

(Amounts Expressed in United States Dollars)

EBITDA, and Adjusted Operating EBITDA are non-GAAP measures and do not have standardized definitions under GAAP. We define each term as follows:

(1)	EBITDA is defined as earnings before interest, taxes, other income or expense and depreciation and amortization.

(2)

Adjusted Operating EBITDA is defined as earnings before interest, taxes, depreciation, and amortization, adjusted for other income, non-cash share-based compensation, one-time transaction related expenses, or other non-operating costs.

The following information provides reconciliations of the supplemental non-GAAP financial measures, presented herein to the most directly comparable financial measures calculated and presented in accordance with GAAP. The Company has provided the non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. These supplemental non-GAAP financial measures are presented because management has evaluated the financial results both including and excluding the adjusted items and believe that the supplemental non-GAAP financial measures presented provide additional perspective and insights when analyzing the core operating performance of the business. These supplemental non-GAAP financial measures should not be considered superior to, as a substitute for or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented.

	Three Months Ended
Adjusted Operating EBITDA	June 30, 2021	March 31, 2021	June 30, 2020
(Amounts Expressed in United States Dollars)	(Unaudited)	(Unaudited)	(Unaudited)

Net Income (Loss) Before Noncontrolling Interest (GAAP)	$23,274,791	$11,454,968	$(11,763,937)
Interest Income, net	(295,690)	(49,890)	(16,410)
Interest Expense, net	4,679,795	4,123,176	4,734,908
Income Taxes	30,026,732	30,856,178	15,378,715
Other (Income) Expense, net	(6,830,277)	5,149,817	5,717,427
Depreciation and Amortization	15,072,992	14,993,421	14,239,915

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (non-GAAP measure)	$65,928,343	$66,527,670	$28,290,618

Share-based Compensation, Non-Cash	5,672,683	4,030,655	5,700,144
Acquisition, Transaction, and Other Non-Operating Costs	7,683,389	796,956	1,421,949

Adjusted Operating EBITDA (non-GAAP measure)	$79,284,415	$71,355,281	$35,412,711